[LOGO OF BIC CORPORATION]
                         BIC Corporation
                          500 BIC Drive
                   Milford, Connecticut 06460

                   __________________________


            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    To Be Held April 25, 1995

                   __________________________


   PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of BIC Corporation, a New York corporation, will be held at the Trumbull Marriott Merritt Parkway, 180 Hawley Lane, Trumbull, Connecticut 06611, on Tuesday, April 25, 1995, at 10 o'clock in the morning, for the following purposes:

     1. To fix the number of and to elect the Board of Directors for the ensuing year.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

  THE BOARD OF DIRECTORS HAS FIXED THE CLOSE OF BUSINESS ON MARCH 15, 1995, AS THE RECORD DATE FOR THE DETERMINATION OF SHARE HOLDERS ENTITLED TO NOTICE OF AND TO VOTE AT THE MEETING. IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING, BUT WISH YOUR SHARES TO BE VOTED, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY WHICH IS SOLICITED BY AND ON BEHALF OF THE MANAGEMENT.

                         By Order of the Board of Directors,

                                        THOMAS M. KELLEHER,
                                             Secretary

Dated:    Milford, Connecticut
          March 30, 1995

                   [LOGO OF BIC CORPORATION]
                         BIC Corporation
                          500 BIC Drive
                   Milford, Connecticut 06460


                                        Approximate Mailing Date:
                                                March 30, 1995

                   __________________________

                         PROXY STATEMENT


   This proxy statement is furnished in connection with the solicitation by the management of BIC Corporation (the "Corporation") of proxies to be voted at the Annual Meeting of Shareholders of the Corporation to be held on April 25, 1995, at the Trumbull Marriott Merritt Parkway, 180 Hawley Lane, Trumbull, Connecticut 06611 at 10 o'clock in the morning, and at any adjournment thereof.

  All shareholders of record as of the close of business on March 15, 1995, will be entitled to vote. As of March 15, 1995, the Corporation had outstanding 23,559,244 Common Shares, each of which is entitled to one vote with respect to each matter to be voted upon at the meeting.

   Each valid proxy in the enclosed form received by management will be voted by the persons therein named in accordance with the shareholder's direction. Unless the shareholder specifies that authority to vote for directors is withheld, it is intended that the shares will be voted fixing the number of directors to be elected at six and in favor of the election of the six nominees named in this proxy statement. Management knows of no reason why any of the nominees so named will be unavailable for election. If any such nominee should be unavailable for election by reason of death or otherwise, the proxies will be voted for the election of such other person as may be recommended by the present Board of Directors. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised. If a shareholder attends the meeting and desires to vote in person, his/her proxy will not be used.

   An automated system administered by the Corporation's transfer agent tabulates the votes. Abstentions and broker non-votes are each included in the determination of the number of Common Shares present and voting. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

                      ELECTION OF DIRECTORS

   The following information is furnished with respect to each person to be nominated for election as a director to serve until the next annual meeting or until such person's successor has been elected. Each nominee was elected to office at the 1994 Annual Meeting of Shareholders. Unless otherwise noted, employment is with BIC Corporation.

-----------------------------------------------------------------------
   Name              Age                   Position
-----------------------------------------------------------------------

Bruno Bich           48   Chairman  of  the  Board and Chief  Executive
                          Officer  since  1992.   President  and  Chief
                          Executive   Officer  from   1983   to   1992.
                          Director since 1971. Chairman of the Board and President of Societe BIC, S.A. since
                          June 1993.  Director since 1986.

Raymond Winter       54   President  and Chief Operating Officer  since
                          1992.  Vice President-Sales & Marketing  from
                          1985 to 1986 and 1991 to 1992.  President  of
                          BIC   Inc.   (Canada)  from  1986  to   1994.
                          Director since 1992.

Alexander Alexiades  64   Vice   President   and   Treasurer   of   the
                          Corporation   from  1973   to   March   1993.
                          Director since 1971.

Antoine G. Treuille  46   Senior  Vice  President with  the  investment
                          firm  of Desai Capital Management, Inc. since
                          1992.   Executive  Vice  President  with  the
                          investment firm of Entrecanales Inc. from 1985 to 1992. Director since 1992.

Robert E. Allen      50   Managing  Director with the  consulting  firm
                          of  Redding  Consultants,  Inc.  since  1982.
                          Director since 1992.

David W. Heleniak    49   Partner  with  the  law firm  of  Shearman  &
                          Sterling since 1981.  Director since 1992.

  No family relationships exist between any of the nominees named above. Mr. Marcel L. Bich (deceased May 1994), father of Mr.
Bruno Bich, was elected to serve as a director for 1994. Mr. Bruno Bich is related to four current executive officers of Societe BIC, S.A.

   COMMITTEES OF THE BOARD. The By-Laws empower the Board of Directors to establish committees of the Board of Directors. In 1992, the Board of Directors appointed an Audit Committee composed of Messrs. Treuille, as chairman, Allen and Heleniak. Two meetings of the Audit Committee were held during 1994. The Audit Committee is primarily concerned with the Corporation's accounting policies and reporting practices and the sufficiency of its auditing practices. The Committee reviews the scope of the annual audit and the findings and recommendations of the outside auditors after the completion of the audit and monitors the extent to which the Corporation implements changes recommended by the outside auditors.

   COMPENSATION OF DIRECTORS. During 1994, two nominees to the Board were either employees of the Corporation or of its parent, Societe BIC, S.A. These individuals received no additional compensation for their services on the Board. Messrs. Alexiades, Treuille, Allen and Heleniak were each paid $30,000 for services on the Board during 1994. Mr. Alexiades also represented the Corporation in various trade association matters in 1994 for which he was compensated $20,000. In addition, Mr. Allen is Managing Director for the consulting firm Redding Consultants, Inc., which was paid $67,914 for marketing strategy assistance performed for the Corporation.

  MEETINGS OF THE BOARD. During 1994, four meetings of the Board of Directors were held in addition to various actions taken by the Board from time to time by unanimous written consent. Mr. Marcel L. Bich did not participate in any of the 1994 Board meetings, prior to his death in May 1994.

                     EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

   The  following  table sets forth, as to  the  Chief  Executive
Officer and the four most highly compensated executive officers of the Corporation, all compensation paid by the Corporation for each of the last three fiscal years.

                             Annual Compensation
                                                      All
      Name and                                        Other
Principal Position     Year  Salary        Bonus      Compensation/(1)(2)(3)/
------------------     ----  ------        -----      -----------------------

BRUNO BICH             1994  $324,860 (4)  $162,000   $25,489
Chairman and Chief     1993   472,685       236,000    27,018
Executive Officer      1992   449,375       232,000     6,784

RAYMOND WINTER         1994   305,100       144,925    14,746
President and Chief    1993   296,213       136,000    16,999
Operating Officer      1992   281,854       133,000   586,843

AL D'ADDARIO           1994   185,000        64,750    22,093
Vice President -       1993   165,666        57,000    10,910
Manufacturing          1992   147,328        52,000     2,231

ROBERT L. MACDONALD    1994   159,750        64,350    14,930
Vice President-        1993   141,275        58,000    14,525
Finance and
Treasurer (5)

JAMES PALMER           1994   158,600        51,000    20,920
Director, Sales and    1993   150,500        51,000    11,024
Marketing              1992   138,750        50,000     1,999

NOTES: (1) For 1992, reflects matching contributions by the Corporation to the BIC Corporation 4Ol(k) Savings and Investment Plan on behalf of each of the named executives and for Mr. Palmer also includes $240 reflecting the matching contributions in 1992 by the Corporation to the BIC Corporation Employees Share Purchase Plan and for Mr. Winter also includes an interest free loan in the amount of $582,592 made by the Corporation to facilitate the purchase of a home in Connecticut following his transfer from Canada. Bridge loans such as this are made by the Corporation to relocated employees in accordance with corporate policy. Mr. Winter repaid the entire loan in May 1992.

        (2) For 1993, reflects:  (a) matching contributions  by
        the Corporation to the BIC Corporation 401(k) Savings and Investment Plan on behalf of each of the named executives, as follows: B. Bich $7,075; R. Winter $7,075; A. D'Addario $4,970; R. Macdonald $4,238; J. Palmer $4,515; and (b) the
        dollar value of premiums paid by the Corporation for term life insurance for the benefit of the named executives, as follows: B. Bich $19,943; R. Winter $9,924; A. D'Addario $5,940; R. Macdonald $10,287; J. Palmer $6,509.

        (3)  For  1994, reflects (a) matching contributions  by
        the Corporation to the BIC Corporation 401(k) Savings and Investment Plan on behalf of each of the named executives, as follows: B. Bich $4,620; R. Winter $4,500; A. D'Addario $4,467; R. Macdonald $4,500; J. Palmer $4,458; and (b) the
        dollar value of premiums paid by the Corporation for term life insurance for the benefit of the named executives, as follows: B. Bich $20,869; R. Winter $10,246; A. D'Addario $17,626; R. Macdonald $10,430; J. Palmer $16,462.

        (4)  During  1994, Mr. Bich was required to  devote  a
        significantly  larger portion of his time to the  operations
        of  Societe  BIC, S.A than in previous years.   Accordingly,
        his base salary was reduced by approximately 33%.

        (5) Mr. Macdonald's compensation for 1992 is not reported because he was not an executive officer of the Corporation at that time.


RETIREMENT PLANS
   The Corporation has pension plans covering substantially all its employees.

   The following table sets forth the estimated annual pension benefits payable upon normal retirement under the Salaried Employees Pension Plan and Selected Executive Retirement Plan to employees in the final average compensation and years of service classifications indicated. The benefits are not subject to any deductions for Social Security benefits or other offset amounts.

                       PENSION PLAN TABLE

                   ESTIMATED ANNUAL PENSIONS FOR REPRESENTATIVE
                            YEARS OF CREDITED SERVICE
                   --------------------------------------------
FINAL AVERAGE
COMPENSATION         5           10          15       20 OR MORE
-------------     -------     -------     -------     ----------

$100,000          $12,500     $25,000     $37,500       $50,000
 200,000           25,000      50,000      75,000       100,000
 300,000           37,500      75,000     112,500       150,000
 400,000           50,000     100,000     150,000       200,000
 500,000           62,500     125,000     187,500       250,000
 600,000           75,000     150,000     225,000       300,000
 700,000           87,500     175,000     262,500       350,000
 800,000          100,000     200,000     300,000       400,000

   The Salaried Employees Pension Plan is a non-contributory defined benefit plan which provides a life annuity to all eligible salaried employees upon reaching normal retirement age. The pension benefit is based upon years of employment and average annual compensation (i.e., salary and bonuses but not deferred compensation) for the three highest consecutive years during the last ten years of employment. Benefits under the plan become vested after five years.

   The Corporation also maintains a Selected Executive Retirement Plan which supplements the benefits received under the Salaried Employees Pension Plan for certain designated employees. Under the Selected Plan, vested participants reaching the age of 57 become entitled to a life annuity which, when added to benefits received under the Salaried Plan, equals 2 1/2% of the final average compensation times the number of years of service up to a maximum of 20 years. Benefits under the Selected Executive Retirement Plan become vested after 15 years of service. No participant in the Selected Plan is entitled to any retirement benefits unless and until he/she has been a participant in the
Selected Plan for 5 years on his/her retirement date. Maximum benefits under the Salaried and Selected Plans are realized after 20 years of service.

   As of February 1, 1995, the following individuals have the years of credited service indicated: Bruno Bich -- 20, Raymond
Winter  -- 26,  Al D'Addario -- 20, Robert L. Macdonald  --4  and
James Palmer -- 21.

401(K) SAVINGS AND INVESTMENT PLAN
  In 1992, the Corporation adopted a 401(k) Savings and Investment Plan (the "Plan"). The Plan is a continuation of the BIC Corporation Employees Share Purchase Plan which was adopted in 1978. All U.S. non-unionized employees who have been employed by the Corporation for at least one year and who work at least 1,000 hours per year are eligible to participate in the Plan.
The   purpose  of  the  Plan  is  to  provide  employees  of  the
Corporation,   including  officers,  with  a  long-term   savings
incentive. Under the Plan, the Corporation contributes 50 cents for each $1.00 paid in by a participating employee through payroll
deduction, up to 6% of an employee's before tax pay.   All funds
paid in are held in a related trust for investment in several investment options, including shares of the Corporation's Common
Stock,  chosen  by  the  participating  employee.   Funds  become
distributable  upon termination of employment, retirement,  total
disability  or  death.   Funds contributed by  the  participating
employee  and  earnings  on  said funds  are  100%  vested.   The
Corporation's matching contributions are fully vested after 2 years of service. There are certain restrictions on withdrawal from the Plan other than described above. The Plan provides that each participant has the right to direct the voting of the shares of the Corporation's Common Stock allocated to the participant's account.

  The Plan is administered by a Committee of two people appointed by the Board. The Committee presently comprises Robert L.
Macdonald,  Vice  President-Finance and  Treasurer  and  Ruth  M.
Brennan, Director of Human Resources. All expenses of administering the Plan, including brokerage commissions and transfer taxes, are borne by the Corporation. Fleet Bank is the trustee of the Trust created under the Plan and holds, manages, invests and distributes all funds and property in accordance with the terms and conditions of the Plan. No funds or property may revert to the Corporation.
                                5

  The Board of Directors may amend, suspend or terminate the Plan at any time but not so as to adversely affect any right of any participant with respect to contributions already made.

   Effective June 1, 1994, employees of the Corporation who are also members of Local 134 United Rubber, Cork, Linoleum and Plastic Workers of America ("Local 134") became eligible to participate in a separate 401(k) Savings and Investment Plan (the "Union Plan"). Administration and implementation of the Union Plan is similar to the Plan, except that the Union Plan does not provide for contributions by the Corporation for participating Local 134 BIC employees.

   The  Local 134 Employees Share Purchase Plan, adopted  by  the
Corporation in 1988 for employees in the bargaining unit for which Local 134 acts as the bargaining representative, remains in effect.


SEVERANCE PAY PLAN
   The Corporation's Severance Pay Plan, covering all salaried employees, was discontinued as of December 31, 1993. Any future severance payments made by the Corporation to its salaried employees shall be solely at the discretion of the Corporation.

   The Collective Bargaining Agreement, dated January 31, 1994, with Local 134 United Rubber, Cork, Linoleum and Plastic Workers of America, provides for the payment of severance benefits to unionized employees who are on layoff for longer than six months and who elect severance in lieu of recall rights. Severance benefits are equal to one week of base wages for every two years of seniority for the first ten years and one week of base wages for every one year of seniority beyond ten years.

CERTAIN TRANSACTIONS
   Under the terms of an Agreement dated June 30, 1971, as amended, the Corporation and Societe BIC, S.A. (which is engaged in substantially the same business as the Corporation) are obligated  to  furnish  each other information  with  respect  to technological improvements, whether patentable or otherwise, at no cost to the recipient. This portion of the Agreement represents the formalization of the arrangement which has prevailed between the parties since the Corporation's formation. In addition, the Agreement provides that the Corporation and Societe BIC, S.A. shall be entitled, but shall not be required, to purchase machinery, equipment and products from each other at a price not greater than 120%, and raw materials at a price not greater than 110%, of the cost thereof. This Agreement was renewed in 1991 for an additional term of five years.

    Pursuant  to  the  terms  of  the  foregoing  Agreement,  the
Corporation's purchases from and sales to Societe BIC,  S.A.  and
its   affiliates  during  1994,  aggregated  approximately  $41.1 million and $12.4 million, respectively.

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION
   In the absence of a compensation committee, the full Board of Directors is responsible for setting the compensation of executive officers. Salary and bonus recommendations are prepared by management and submitted to the full Board for discussion and approval, executive officers who are members of the Board of Directors having excused themselves from consideration of such matters. The following report on executive compensation paid to the named executive officers in 1994 has been submitted by the full Board.

COMPENSATION PHILOSOPHY
  The objectives of the Corporation's compensation program are to link executive compensation to overall performance of the Corporation, with specific emphasis on increasing sales and profits and building shareholder value, and to provide competitive compensation packages in order to attract, motivate and retain valuable executives.

COMPENSATION COMPONENTS
    The  compensation  package  of  executive  officers  of   the
Corporation, including the Chief Executive Officer,  is  composed
of   two  primary  components,  base  annual  salary  and  annual performance-based bonus.

   Base salaries for 1994 were determined in December of 1993 and performance-based bonuses for 1994 were determined in November 1994 and paid in December of 1994. Base salary adjustments reflect performance in 1993. Bonuses reflect performance in 1994.

PERFORMANCE MEASURES
   In determining salary increases and bonuses, the Board of Directors considered the performance of each executive and his contribution to the overall performance of the Corporation. In some cases, base salary increases also reflect the addition of responsibilities to particular executive officers' positions. The corporate performance factors identified for executive officers, including the Chief Executive Officer, were to build long-term shareholder value, increase net sales and improve profitability of the Corporation's core product categories. All factors are weighted differently for various positions, depending on the requirements of each position.

   In addition to the above-noted factors, competitive data was prepared by outside consultants and considered by the Board of Directors in determining salary increases and bonuses. Said competitive data is reflective of comparable positions in companies in similar industries and similar in size to the Corporation. Based on this competitive data, the Corporation seeks to provide compensation packages for its executives (base salary and bonus) at approximately the 75th percentile, for those who have held their current positions for at least three years. This goal was met in 1994.

COMPANY PERFORMANCE
   The Corporation reported a 15% increase in earnings in 1994, before the effect of change in accounting principle, resulting in an increase in net income per share to $2.19 compared with $1.90 per share in 1993. Each of the Corporation's core product categories, stationery products, lighters and shavers, reported growth in unit and dollar sales. Both stationery products and shavers had strong increases in profits with expanded margins. Lighter profits were flat, primarily as a result of production disruptions and additional costs associated with the changeover to enhanced child-resistant lighters.

FISCAL 1994 COMPENSATION
   Although annual financial results were favorable, due to competitive and economic conditions, base salary increases were modest and bonuses were at levels similar to those in the previous year.

    The  Chief  Executive  Officer  was  required  to  devote   a
significantly larger portion of his time to the operations of Societe BIC, S.A than in previous years. Accordingly, his base salary was reduced by approximately 33%.

   1994 base salary increases averaged 3% for the other named executive officers. This is consistent with the base salary guidelines established for non-unionized employees of the Corporation. Said guidelines seek to match cost of living increases and salary adjustments made by comparable local companies. The maximum performance-based bonus for 1994 for executive officers was in the range of 45% to 60% of base salary. This range is the same as that set for the previous year. In 1994, the Chief Executive Officer earned a bonus of 50% of base salary as compared to 50% for 1993.

  The foregoing report has been furnished by:

      ALEXANDER ALEXIADES                  DAVID W. HELENIAK

      ROBERT E. ALLEN                      ANTOINE G. TREUILLE

      BRUNO BICH                           RAYMOND WINTER

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
   The Board of Directors has not established a compensation committee. Except as noted below, all decisions regarding the compensation of executive officers are determined by the Board of Directors acting as a whole. Messrs. Alexiades, Allen, B. Bich, Heleniak, Treuille and Winter participated in deliberations of the Board concerning annual performance-based bonuses for 1994 and salaries for 1995. Messrs. B. Bich and Winter are employees of the Corporation.

  Mr.  Alexiades  was  an  employee of the  Corporation  until  his
retirement   in  March  1993.   Mr.  Alexiades  represented   the
Corporation in various trade association matters in 1994 for which he was compensated a total of $20,000. In addition, Mr.
Allen is Managing Director for the consulting firm Redding Consultants, Inc., which was paid $67,914 for marketing strategy
assistance   performed  for  the  Corporation.   The   management
directors as a group excused themselves from the discussions regarding their compensation which was determined by Messrs. Alexiades, Allen, Heleniak and Treuille.

PERFORMANCE GRAPH
   The graph below compares the cumulative total shareholder return on the Common Shares of the Corporation for the last five years with the cumulative total return on the Media General Composite Index, the NYSE Market Index and the Dow Jones Industry Group Index (Household Products Non-Durable) over the same period (assuming an investment of $100 in the Corporation's Common Shares, the Media General Composite Index and the Dow Jones Industry Group Index on December 30, 1989, and reinvestment of all dividends).

 COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG BIC CORPORATION,
 MEDIA GENERAL INDEX, NYSE MARKET INDEX(1) AND PEER GROUP INDEX(2)

                      [GRAPH APPEARS HERE]

Measurement Period                                    BROAD
(Fiscal year Covered)     BIC CORP     PEER GROUP     MARKET      NYSE
---------------------     --------     ----------     ------      -----

Measurement PT -
FYE 1989                  $ 100.00     $ 100.00       $ 100.00    $ 100.00

FYE 1990                     69.25       112.68          92.98       95.92
FYE 1991                    107.85       129.62         120.02      124.12
FYE 1992                    279.49       148.22         124.83      129.96
FYE 1993                    242.60       160.94         143.29      147.56
FYE 1994                    237.18       175.42         142.10      144.69
-----------------------

          (1) Graph modification and addition of the NYSE Market
          Index have been made to incorporate the requirements of Securities and Exchange Commission Release No. 34-
          31327.

          (2) The "Peer Group Index" is a Dow Jones Household Non-Durable Products Industry Index. The names of the companies included in such Index will be provided to shareholders upon request.

                  SECURITY OWNERSHIP OF CERTAIN
                BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL SHAREHOLDERS
   The following table sets forth certain information as of February 14, 1995, concerning persons known by the Corporation to be the beneficial owners of more than 5% of the outstanding
Common Shares of the Corporation.


                                         AMOUNT OF
                  NAME AND ADDRESS OF    BENEFICIAL       PERCENT
TITLE OF CLASS    BENEFICIAL OWNER       OWNERSHIP        OF CLASS
--------------    -------------------    ----------       --------

Common Shares     Bruno Bich             18,304,848 (1)     77.7%
 $1.00 par        BIC Corporation
 value            Milford, Connecticut

                  Societe BIC, S.A.      14,829,836 (2)     62.9%
                  8 Impasse des Cailloux
                  Clichy, France

Notes:  (1)  Includes:

        (a) 14,829,836 shares owned by Societe BIC, S.A. are subject to the Voting Trust Agreement (the "Voting Trust"), dated February 5, 1991;
        (b)  2,400,000 shares which are subject to the  Voting
        Trust and an additional 267,480 shares not subject to the Voting Trust, all of which are owned indirectly by Bruno Bich, in trust for the benefit of Bruno Bich and his family;
        (c) 2,020 shares which are not subject to the Voting Trust, owned directly by Bruno Bich;
        (d) 55,500 shares which are not subject to the Voting Trust, held in the name of Bruno Bich's minor children;
        (e)  67,200 shares which are owned indirectly by Bruno
        Bich, in trust for the benefit of Bruno Bich's minor children;
        (f) 141,406 shares which are subject to the Voting Trust, owned directly by Bruno Bich; and
        (g) 541,406 shares which are subject to the Voting Trust, owned directly by Francois Bich, a brother of Bruno Bich.

        With the exception of the 2,541,406 shares subject to the Voting Trust, Bruno Bich's interest in all other shares subject to the Voting Trust arises solely from his being voting trustee under the Voting Trust and he disclaims any beneficial interest in such shares.

        (2) Shares held by Societe BIC, S.A. which are subject to the Voting Trust.

MANAGEMENT
   The following table sets forth certain information as of February 14, 1995, with respect to the number of Common Shares of the Corporation owned by each person to be nominated for election as a director (other than Mr. Bruno Bich, whose ownership of Common Shares is described above) and all directors and officers as a group.

                                         AMOUNT OF
                  NAME                   BENEFICIAL       PERCENT
TITLE OF CLASS    BENEFICIAL OWNER       OWNERSHIP        OF CLASS
--------------    -------------------    ----------       --------

Common Shares     Alexander Alexiades      30,000            *
 $1.00 par        Robert E. Allen           2,000            *
 value            David W. Heleniak         1,000            *
                  Antoine G. Treuille       1,200            *
                  Raymond Winter            5,176            *
                  Robert L. Macdonald       2,634            *
                  Al D'Addario              1,574            *
                  James K. Palmer           2,425            *


Directors and Executive Officers
as a group, 11 persons.                18,352,372          78.0%

*Each individual has stock holdings of less than 1%.


                FINANCIAL STATEMENTS AND AUDITORS

   The Corporation's Consolidated Financial Statements for the 1994, 1993 and 1992 fiscal years reported upon by Deloitte & Touche LLP are included in the Annual Report of the Corporation, which is being sent to shareholders along with this Proxy Statement. Such financial statements are not to be considered a part of this Proxy Statement.

   Deloitte & Touche, independent certified public accountants, have been selected by management of the Corporation to serve as auditors for the 1995 fiscal year, as they have since 1970. This selection will be submitted to the Audit Committee of the Board of Directors for approval. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting of Shareholders. They will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                          OTHER MATTERS

  Management of the Corporation is not aware of any matters to be presented for action at the meeting other than those specifically set forth in the notice thereof and does not intend to bring any other matters before the meeting. However, if other matters should come before the meeting, it is intended that the holders of the proxies or their substitutes will vote thereon in accordance with their best judgment.

SHAREHOLDERS' PROPOSALS
   Proposals of shareholders intended to be presented at the Corporation's Annual Meeting of Shareholders to be held in 1996 must be received by the Corporation for inclusion in next year's proxy material on or before December 11, 1995. Furthermore, in order for the proposal to be included in the proxy material, the shareholder must have complied with the applicable rules issued by the Securities and Exchange Commission relating to proposals by security holders.

EXPENSES
  All expenses incurred in connection with this solicitation will be borne by the Corporation. The Corporation may request banks and brokers to solicit their customers who have a beneficial interest in the Corporation's stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses for such solicitations. In addition to the use of the mails, solicitation may be made by employees of the Corporation by telephone, telegraph, cable and personal interview, without additional compensation for such services.




                                 THOMAS M. KELLEHER,
                                      Secretary

                           BIC CORPORATION
      PROXY -- ANNUAL MEETING OF SHAREHOLDERS -- APRIL 25, 1995

The undersigned hereby constitutes and appoints BRUNO BICH, ALEXANDER ALEXIADES and RAYMOND WINTER, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of BIC Corporation (the "Corporation") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation, to be held at the Trumbull Marriott, Merritt Parkway, 180 Hawley Lane, Trumbull, Connecticut 06611, at 10 o'clock in the morning, Eastern Daylight Time, on Tuesday, April 25, 1995, and all adjournments thereof, upon the following matters:
----------------------------------------------------------------------------
       (Continued and to be signed and dated on the other side)

If no specification is made, this Proxy will be voted for Proposal No. 1.

1. To fix the number of the Board of Directors at six (6) and to elect the Board of Directors for the ensuing year.

For all nominees      WITHHOLD      Alexander Alexiades, Robert E. Allen,
listed (except as     AUTHORITY     Bruno Bich, David W. Heleniak,
marked to the         to vote for   Antoine G. Treuille, and Raymond Winter.
contrary.)            all nominees
                      listed.       (INSTRUCTIONS:  To withhold authority to
    _                     _         vote for any individual nominee, write
   [_]                   [_]        that nominee's name on the space
                                    provided below.)
                                    ________________________________________

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                         THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT

                     Dated:___________________________________________, 1995

                     _______________________________________________________
                                     (Signature of Shareholder)

                     Please sign as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Joints tenants should both sign.

        "PLEASE MARK INSIDE BLUE BOXES SO THAT DATA PROCESSING
         EQUIPMENT WILL RECORD YOUR VOTES"

            BIC CORPORATION LOCAL 134 EMPLOYEES SHARE PURCHASE PLAN
                Instructions for Annual Meeting of Shareholders
              This Proxy is Solicited on Behalf of the Management

To: Harris Trust Company, as Trustee under the BIC Corporation Local 134 Share Purchase Plan.

     In connection with the Annual Meeting of Shareholders of BIC Corporation (the "Corporation") to be held on April 25, 1995, the undersigned hereby instructs you with respect to voting, in person or by proxy, at such meeting, and all adjournments thereof, all Common Shares of the Corporation in the undersigned's account in the Plan with respect to which the undersigned is entitled to give you voting instructions.

     You are instructed to vote upon matters coming before the meeting, and unless contrary direction is indicated, to vote the shares in connection with the election of directors as indicated on the reverse side.

                                                (Continued from other side)
-----------------------------------------------------------------------------

If no specification is made, this Proxy will be voted for Proposal No. 1.

1. To fix the number of the Board of Directors at six (6) and to elect the Board of Directors for the ensuing year.

For all nominees      WITHHOLD      Alexander Alexiades, Robert E. Allen,
listed (except as     AUTHORITY     Bruno Bich, David W. Heleniak,
marked to the         to vote for   Antoine G. Treuille, and Raymond Winter.
contrary.)            all nominees
                      listed.       (INSTRUCTIONS:  To withhold authority to
    _                     _         vote for any individual nominee, write
   [_]                   [_]        that nominee's name on the space
                                    provided below.)
                                    ________________________________________

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                         THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT

                     Dated:___________________________________________, 1995

                     _______________________________________________________
                                     (Signature of Shareholder)

                     Please sign as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Joints tenants should both sign.

        "PLEASE MARK INSIDE BLUE BOXES SO THAT DATA PROCESSING
         EQUIPMENT WILL RECORD YOUR VOTES"

           BIC CORPORATION 401(k) SAVINGS AND INVESTMENT PLAN
             Instructions for Annual Meeting of Shareholders
           This Proxy is solicited on Behalf of the Management

To: Fleet Bank, as Trustee under the BIC Corporation 401(k) Savings and Investment Plan.

     In connection with the Annual Meeting of Shareholders of BIC Corporation (the "Corporation") to be held on April 25, 1995, the undersigned hereby instructs you with respect to voting, in person or by proxy, at such meeting, and all adjournments thereof, all Common Shares of the Corporation in the undersigned's account in the Plan with respect to which the undersigned is entitled to give you voting instructions.

     You are instructed to vote upon matters coming before the meeting, and unless contrary direction is indicated, to vote the shares in connection with the election of directors as indicated on the reverse side.

                                                (Continued from other side)
-----------------------------------------------------------------------------

If no specification is made, this Proxy will be voted for Proposal No. 1.

1. To fix the number of the Board of Directors at six (6) and to elect the Board of Directors for the ensuing year.

For all nominees      WITHHOLD      Alexander Alexiades, Robert E. Allen,
listed (except as     AUTHORITY     Bruno Bich, David W. Heleniak,
marked to the         to vote for   Antoine G. Treuille, and Raymond Winter.
contrary.)            all nominees
                      listed.       (INSTRUCTIONS:  To withhold authority to
    _                     _         vote for any individual nominee, write
   [_]                   [_]        that nominee's name on the space
                                    provided below.)
                                    ________________________________________

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                         THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT

                     Dated:___________________________________________, 1995

                     _______________________________________________________
                                     (Signature of Shareholder)

                     Please sign as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Joints tenants should both sign.

        "PLEASE MARK INSIDE BLUE BOXES SO THAT DATA PROCESSING
         EQUIPMENT WILL RECORD YOUR VOTES"